Exhibit 99.1

LAZARD LTD REPORTS FIRST-QUARTER 2014 RESULTS

Highlights

•	Net income per share, as adjusted[1], of $0.61 (diluted) for the quarter ended March 31, 2014, compared to $0.28 (diluted) for the 2013 first quarter[2]

•	Record first-quarter operating revenue[1] of $540 million, up 31% from first-quarter 2013

•	Financial Advisory operating revenue of $275 million for first-quarter 2014, up 64% from first-quarter 2013; record first-quarter M&A and Other Advisory operating revenue of $239 million

•	Record first-quarter Asset Management operating revenue of $262 million, up 9% from first-quarter 2013

•	Record assets under management (AUM) of $189 billion as of March 31, 2014, up 10% from March 31, 2013, and up 1% from December 31, 2013. Net inflows of $0.8 billion for first-quarter 2014

•	Return of capital to shareholders totaling $225 million[3] in first-quarter 2014

($ in millions, except per share data and AUM)	Quarter Ended March 31,
	2014	2013	%’14-’13
As Adjusted[1,2]
Operating revenue	$540	$414	31%
Financial Advisory	$275	$168	64%
Asset Management	$262	$240	9%
Net income	$81	$37	119%
Diluted net income per share	$0.61	$0.28	118%

U.S. GAAP
Net income	$81	$15	NM *
Diluted net income per share	$0.61	$0.12	NM *

Assets Under Management
Ending AUM ($ in billions)	$189	$172	10%
Average AUM ($ in billions)	$186	$171	9%

*	Not meaningful

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Kathryn Harmon	+1 212 632 6637	kathryn.harmon@lazard.com

Note: Endnotes are on page 11 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on page 16.

NEW YORK, May 1, 2014 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $540 million for the quarter ended March 31, 2014. Net income, as adjusted1, was $81 million, or $0.61 (diluted) per share for the quarter.

First-quarter 2014 net income on a U.S. GAAP basis was $81 million, or $0.61 (diluted) per share. A reconciliation of our U.S. GAAP results to the adjusted results is presented on page 16 of this press release.

“Our first-quarter performance underscores the power of Lazard’s global franchise and market-leading concentration of senior-level expertise,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard.

“Both of our businesses achieved strong results,” said Mr. Jacobs. “Financial Advisory activity increased as our public, private and sovereign clients sought trusted advice on complex assignments. Asset Management reached a record level of AUM, with net inflows, as we provided high-quality investment solutions to institutional and retail clients around the world.”

“Lazard’s earnings growth reflects the enhanced profitability we have built into the firm,” said Matthieu Bucaille, Chief Financial Officer of Lazard. “We are focused on our 2014 financial targets as we continue to invest in our businesses and maintain discipline on expenses.”

OPERATING REVENUE

Financial Advisory

In the text portion of this press release, we present our Financial Advisory results as Strategic Advisory and Restructuring. Strategic Advisory includes 1) M&A and Other Advisory (Other includes Capital Structure Advisory and Sovereign Advisory) and 2) Capital Raising (includes Capital Markets Advisory and Private Fund Advisory).

Financial Advisory operating revenue was $275 million in the first quarter of 2014, 64% higher than the first quarter of 2013.

Strategic Advisory operating revenue was a first-quarter record of $245 million, 81% higher than the first quarter of 2013, driven by a first-quarter record of $239 million in M&A and Other Advisory revenue, 98% higher than the first quarter of 2013. The high percentage gain in M&A and Other Advisory revenue reflects increased activity in the first quarter of 2014 and a relatively low level of completions in the 2013 first quarter.

During the first quarter of 2014, Lazard remained engaged in highly visible, complex M&A transactions and other advisory assignments, including cross-border transactions, distressed asset sales, capital structure and sovereign advisory, in the Americas, Europe and Asia.

Among the major M&A transactions that were completed during the first quarter of 2014 were the following (clients are in italics): Shire’s $4.2 billion acquisition of ViroPharma; Leap Wireless’ $4.1 billion sale to AT&T; Fiat’s $3.7 billion acquisition of the remaining 41.5% of Chrysler from the UAW Retiree Medical Benefits Trust; and Google’s $3.2 billion acquisition of Nest Labs.

Lazard advised or continues to advise on a number of large and complex transactions announced year to date, including the following: GlaxoSmithKline on its three-part transaction with Novartis in consumer, oncology and vaccines; Vivendi’s €17 billion sale of SFR to Numericable; General Electric’s $16.9 billion acquisition of Alstom’s Thermal, Renewables and Grid businesses; Pepco’s $12.2 billion sale to Exelon; L’Oréal’s €6.5 billion buy-back of 8% of its shares from Nestlé; and TIAA-CREF’s $6.3 billion acquisition of Nuveen Investments.

Our Sovereign Advisory business remained active in worldwide assignments, including: advising on certain privatizations in Greece and Slovenia; advising The Hellenic Financial Stability Fund on the recapitalization of the four Greek systemic banks; and advising BTA Bank and Alliance Bank on their divestitures by Kazakhstan’s sovereign wealth fund Samruk-Kazyna.

In Capital Structure Advisory, we continued to provide advice regarding balance sheet issues to public, private and sovereign clients globally, including: UK Financial Investments on the £4.2 billion disposal of part of Her Majesty’s Treasury’s shareholding in Lloyds Banking Group; acting as a financial advisor to the U.S. Department of the Treasury in connection with Treasury’s approximately $3.0 billion private offering of Ally Financial common stock in January and Treasury’s sale of 95 million Ally Financial common shares in an IPO for proceeds of approximately $2.4 billion in April; ISS and its selling shareholders on its €1.2 billion IPO; and GTT (Gaztransport & Technigaz) on its €659 million IPO.

Restructuring operating revenue was $30 million in the first quarter of 2014, 9% lower than the first quarter of 2013, reflecting the continued low level of corporate defaults. During and since the first quarter of 2014 we have been engaged in many of the most highly visible and complex restructuring and debt advisory assignments, including: Cengage Learning; the Official Committee of Retirees with respect to the city of Detroit; OGX Petróleo e Gás Participações; Savient Pharmaceuticals; and USEC, in their Chapter 11 or similar bankruptcy restructurings; and A.T.U, Dubai Group and Vivarte in connection with their debt restructurings.

Please see a more complete list of M&A transactions on which Lazard advised in the first quarter, or continued to advise or completed since March 31, 2014, as well as Capital Structure Advisory, Sovereign Advisory and Restructuring assignments, on pages 7 – 10 of this release.

Asset Management

Asset Management operating revenue was a first-quarter record of $262 million, a 9% increase from the first quarter of 2013.

Management fees were a first-quarter record of $240 million, a 9% increase from the first quarter of 2013, and a 1% increase from the fourth quarter of 2013.

Incentive fees during the period were $10 million, compared to $9 million in the first quarter of 2013.

Average AUM for the first quarter of 2014 was a record $186 billion, 9% higher than average AUM for the first quarter of 2013, and 1% higher than the fourth quarter of 2013. AUM as of March 31, 2014, was a record $189 billion, up 1% from December 31, 2013, driven by net inflows of $0.8 billion, market appreciation and foreign exchange adjustments. The net inflows were driven by a broad range of equity and fixed-income strategies.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

Adjusted GAAP compensation and benefits expense1, including related accruals, was $318 million for the first quarter of 2014, compared to $248 million for the first quarter of 2013, excluding charges in the 2013 period2. The increase was primarily driven by higher operating revenues. The corresponding adjusted GAAP compensation ratio was 58.8%, consistent with the full-year 2013 ratio of 58.8%, and compared to 60.0% for the 2013 first quarter.

Our goal remains to grow annual awarded compensation expense at a slower rate than revenue growth, and to achieve a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted GAAP basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for the first quarter of 2014 was $103 million, compared to $100 million for the 2013 first quarter, excluding charges in the 2013 period2. The 3% increase primarily reflected increased business activity.

The ratio of adjusted non-compensation expense to operating revenue for the first quarter of 2014 was 19.1%, compared to 24.1% for the first quarter of 2013 and 20.1% for full-year 2013.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $22 million for the first quarter of 2014. The effective tax rate on such adjusted basis was 21.1% for the first quarter of 2014, compared to 22.2% for full-year 2013.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

For the first quarter of 2014, Lazard returned $225 million3 to shareholders, which included: $36 million in dividends; $107 million in share repurchases of our Class A common stock; and $82 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

Year-to-date, we have repurchased 2.6 million shares at an average price of $44.77 per share. In line with our objectives, these share repurchases have largely offset the potential dilution from our 2013 year-end equity-based compensation awards, net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuance. As of March 31, 2014, our remaining share repurchase authorization was $15 million. On April 29, 2014, our Board of Directors authorized additional share repurchases of up to $200 million, which expires on December 31, 2015.

On April 30, 2014, Lazard declared a quarterly dividend of $0.30 per share on its outstanding common stock. The dividend is payable on May 23, 2014, to stockholders of record on May 12, 2014.

Lazard’s financial position remains strong. As of March 31, 2014, our cash and cash equivalents were $667 million, and stockholders’ equity related to Lazard’s interests was $486 million.

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CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on Thursday, May 1, 2014, to discuss the company’s financial results for the first quarter of 2014. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (888) 221-9542 (U.S. and Canada) or +1 (913) 312-1475 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT Thursday, May 1, 2014, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 1050792.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 41 cities across 26 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our expectations regarding future results or events, many of which, by their nature, are inherently uncertain and outside of our control. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Investors can link to Lazard and its operating company websites through www.lazard.com.

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LISTS OF FINANCIAL ADVISORY ASSIGNMENTS

Mergers and Acquisitions (Completed in the first quarter of 2014)

Among the large, publicly announced M&A Advisory transactions or assignments completed during the first quarter of 2014 on which Lazard advised were the following:

•	Health Management Associates’ $7.6 billion sale to Community Health Systems

•	Shire’s $4.2 billion acquisition of ViroPharma

•	Leap Wireless’ $4.1 billion sale to AT&T

•	Fiat’s $3.7 billion acquisition of the remaining 41.5% of Chrysler from the UAW Retiree Medical Benefits Trust

•	Google’s $3.2 billion acquisition of Nest Labs

•	Edwards’ $1.6 billion sale to Atlas Copco

•	Shapell Industries’ $1.6 billion sale of its home building business to Toll Brothers

•	ArcelorMittal’s and Nippon Steel & Sumitomo Metal’s $1.6 billion acquisition of ThyssenKrupp Steel USA through a 50/50 joint venture

•	Cadence Pharmaceutical’s $1.3 billion sale to Mallinckrodt

•	The Coca-Cola Company’s $1.25 billion acquisition of a 10% stake in Keurig Green Mountain

•	Saudi Telecom’s sale of its 83.8% stake in PT AXIS Telekom Indonesia (“AXIS”), valuing AXIS at $865 million

•	BarrierSafe Solutions’ $615 million sale to Ansell Limited

•	Solstas Lab Partners Group’s $570 million sale to Quest Diagnostics

•	Domtar’s €400 million acquisition of Indas

•	Singapore Power’s sale of a 60% interest in SPI (Australia) Assets and a 19.9% interest in SP AusNet to State Grid Corporation of China

•	KKR’s acquisition of SBB/Telemach Group

•	Forethought Financial Group’s sale to Global Atlantic Financial Group

•	HDL Development’s tender offer for Assystem

•	Altice’s acquisition of Tricom

•	Hewlett-Packard’s sale of a patent portfolio to Qualcomm

Mergers and Acquisitions (Announced)

Among the ongoing, large, publicly announced M&A transactions and assignments on which Lazard advised in the 2014 first quarter, or continued to advise, or completed since March 31, 2014, are the following:

•	GlaxoSmithKline’s three-part transaction with Novartis involving the sale of its Oncology business for up to $16.0 billion; acquisition of Novartis’ global Vaccines business for up to $7.1 billion; and creation of a £6.5 billion-revenue Consumer Healthcare joint venture in which GSK will hold a 63.5% equity interest

•	Vivendi’s €17.0 billion sale of SFR to Numericable

•	General Electric’s $16.9 billion acquisition of Alstom’s Thermal, Renewables and Grid businesses

•	Pepco’s $12.2 billion sale to Exelon

•	L’Oréal’s €6.5 billion buy-back of 8% of its shares from Nestlé through a cash payment and exchange of its 50% stake in their Galderma joint venture

•	Transurban in its participation in the A$7.1 billion (inclusive of stamp duty) consortium acquisition of Queensland Motorways

•	TIAA-CREF’s $6.3 billion acquisition of Nuveen Investments

•	Anheuser-Busch InBev’s $5.8 billion acquisition of Oriental Brewery*

•	Vivendi’s €4.2 billion sale of its 53% interest in Maroc Telecom

•	UNS Energy’s $4.3 billion sale to Fortis

•	Carrefour’s creation of CARMILA, a company valued at €2.7 billion, formed through the contribution of 45 of its shopping malls and the acquisition of 127 malls from Klépierre*

•	Google’s $2.9 billion sale of Motorola Mobility to Lenovo

•	Independent Directors of KKR in KKR’s $2.6 billion acquisition of KKR Financial Holdings

•	Special Committee of Caesars Acquisition Company in its $2.2 billion acquisition of certain assets from Caesars Entertainment

•	Independent Directors of Frontier Communications in Frontier’s $2.0 billion acquisition of AT&T’s wireline business in Connecticut

•	The City of Philadelphia’s $1.9 billion sale of Philadelphia Gas Works to UIL Holdings

•	American Express in its creation of a joint venture for its Global Business Travel division with an investor group led by Qatar Holding, valued at $1.8 billion

•	Ardian’s €1.3 billion proposed sale of Diana Group to Symrise

•	Minerals Technologies’ $1.7 billion acquisition of AMCOL

•	Fyffes in its combination with Chiquita Brands, valuing the resulting entity at $1.6 billion

•	Independent Committee of the Board of AutoNavi in Alibaba Group’s $1.5 billion acquisition of AutoNavi

•	Altice’s €1.1 billion acquisition of Orange Dominicana*

•	Rockwood’s $1.3 billion sale of its Titanium Dioxide Pigments and other non-strategic businesses to Huntsman

•	CVC Capital Partners’ €880 million acquisition of ParexGroup from Materis

•	Rockwood’s acquisition of a 49% interest in Talison Lithium through a joint venture with Chengdu Tianqi, valuing Talison at $1.1 billion

•	Dongfeng Motor Group’s €800 million acquisition of a 14% stake in PSA Peugeot Citroën

•	Platform Specialty Products’ $1.0 billion acquisition of Chemtura AgroSolutions

•	Kraton Performance Polymers’ $705 million combination with the styrenic block copolymer business of LCY Chemical

•	Vidara Therapeutics’ $660 million sale to Horizon Pharma

•	Marvin Engineering’s $625 million sale of Aerospace Dynamics International to Precision Castparts*

•	JobStreet’s RM1.7 billion sale of its online job portal business to SEEK Asia Investments

•	Cia Providência’s R$1.1 billion sale of a 71.2% stake to Polymer Group

•	Oil States International’s proposed spin-off of its Accommodations business

•	Silver Lake and William Morris Endeavor Entertainment’s acquisition of IMG Worldwide

•	National Asset Management Agency’s sale, subject to contract, of a portfolio of real estate loans with a par value of £4.5 billion to affiliates of Cerberus

•	Fieldglass in its sale to SAP

•	Charterhouse Capital’s proposed sale of Nocibé to DOUGLAS Group

•	The Hershey Company’s acquisition of an 80% stake in Shanghai Golden Monkey

•	Alcatel-Lucent’s sale of Alcatel-Lucent Enterprise to China Huaxin

•	Blackstone’s acquisition of a 20% stake in Versace*

*	Transaction completed since March 31, 2014

Capital Structure Advisory

Among the publicly announced Capital Structure Advisory transactions or assignments on which Lazard completed or advised during or since the first quarter of 2014 were the following:

•	UK Financial Investments on the £4.2 billion disposal of part of Her Majesty’s Treasury’s shareholding in Lloyds Banking Group

•	The U.S. Department of the Treasury in connection with Treasury’s approximately $3.0 billion private offering of Ally Financial common stock in January and Treasury’s sale of 95 million Ally Financial common shares in an IPO for proceeds of approximately $2.4 billion in April

•	ISS and its selling shareholders on its €1.2 billion IPO

•	GTT (Gaztransport & Technigaz) on its €659 million IPO

•	CALA Group on its acquisition financing

Sovereign Advisory

Among the publicly announced Sovereign Advisory assignments on which Lazard completed or advised during or since the first quarter of 2014 were the following:

•	Alliance Bank on its restructuring and divestiture by Kazakhstan’s sovereign wealth fund Samruk-Kazyna

•	BTA Bank on its divestiture by Kazakhstan’s sovereign wealth fund Samruk-Kazyna

•	The Federal Democratic Republic of Ethiopia on securing its initial sovereign credit rating

•	The Hellenic Financial Stability Fund (“HFSF”) on the recapitalization of the four Greek systemic banks

•	The Islamic Republic of Mauritania on various strategic sovereign financial issues

•	The Gabonese Republic on various sovereign financial items, investors and rating agencies relationships, as well as Emerging Gabon Strategic Plan

•	The Republic of Congo on its sovereign credit ratings and specialized financial institutions

•	The Slovenia Restitution Fund (Slovenska Odskodninska Druzba dd) on the privatization of Nova KBM

Restructuring and Debt Advisory Assignments

Restructuring and debtor or creditor advisory assignments completed during the first quarter of 2014 on which Lazard advised include: A.T.U on strategic options in relation to its debt restructuring; Cengage Learning and Savient Pharmaceuticals in connection with their Chapter 11 financial restructurings; Cinven in connection with the reorganization of its shareholding in Frans Bonhomme and the company’s debt reduction; Dubai Group on its debt restructuring; and receiver of PMI in regard to certain asset dispositions.

Notable Chapter 11 or similar bankruptcies, on which Lazard advised debtors or creditors, or related parties, during or since the first quarter of 2014, are the following:

•	Automotive: Exide Technologies

•	Chemicals: Momentive Performance Materials

•	Consumer & Retail: Quiznos

•	Government: Official Committee of Retirees of the City of Detroit

•	Healthcare: MModal

•	Logistics/Transportation: Overseas Shipholding Group

•	Power & Energy: Edison Mission Energy*; Longview Power; OGX Petróleo e Gás Participações; USEC

•	Technology/Media/Telecom: LightSquared

Among other publicly announced restructuring and debt advisory assignments on which Lazard has advised debtors or creditors during or since the first quarter of 2014, are the following:

•	Apcoa – advisor to Eurazeo in connection with the company’s debt restructuring

•	Capita Asset Services – financial advisor to the Master Servicer for Theatre (Hospitals) No. 1 and Theatre (Hospitals) No. 2

•	CityLife – on its debt restructuring

•	Mercator – on its debt restructuring

•	Pescanova – on its debt restructuring

•	Premuda – on its debt restructuring

•	Punch Taverns – advisor to Warwick Capital Partners in connection with the company’s restructuring

•	Saudi Cable Company – on its debt restructuring

•	Sinergia/Imco – advisor to creditors in connection with the company’s in-court restructuring

•	Sorgenia – on its debt restructuring

•	Torm – advisor to creditors in negotiations to address the company’s long-term capital structure

•	Vivarte – on its debt restructuring

*	Transaction completed since March 31, 2014

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ENDNOTES

[1]	A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

[2]	First quarter 2013 results exclude pre-tax charges of $24 million of compensation expense and $2 million of non-compensation costs relating to cost saving initiatives.

[3]	In the first quarter of 2014, Lazard returned $225 million to shareholders, which included: $36 million in dividends; $107 million in share repurchases of our Class A common stock; and $82 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

LAZ-EPE

###

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2014	2013	2013	2013	2013
Revenues:

Financial Advisory
M&A and Other Advisory	$239,144	$253,097	$120,756	(6%)	98%
Capital Raising	6,216	27,427	14,686	(77%)	(58%)

Strategic Advisory	245,360	280,524	135,442	(13%)	81%
Restructuring	30,136	34,442	33,020	(13%)	(9%)

Total	275,496	314,966	168,462	(13%)	64%

Asset Management
Management fees	239,523	237,992	219,992	1%	9%
Incentive fees	10,378	43,638	8,794	(76%)	18%
Other	12,400	11,543	10,922	7%	14%

Total	262,301	293,173	239,708	(11%)	9%

Corporate	2,427	12,346	5,534	(80%)	(56%)

Operating revenue (b)	$540,224	$620,485	$413,704	(13%)	31%

Expenses:
Compensation and benefits expense (c)	$317,791	$348,384	$248,222	(9%)	28%

Ratio of compensation to operating revenue	58.8%	56.1%	60.0%

Non-compensation expense (d)	$103,001	$108,622	$99,581	(5%)	3%

Ratio of non-compensation to operating revenue	19.1%	17.5%	24.1%

Earnings:
Earnings from operations (e)	$119,432	$163,479	$65,901	(27%)	81%

Operating margin (f)	22.1%	26.4%	15.9%

Net income (g)	$81,275	$109,838	$37,163	(26%)	119%

Diluted net income per share	$0.61	$0.81	$0.28	(25%)	118%

Diluted weighted average shares	134,025,991	135,426,314	132,815,560	(1%)	1%

Effective tax rate (h)	21.1%	22.3%	18.9%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
	March 31,	December 31,	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2014	2013	2013	2013	2013
Total revenue	$549,353	$631,436	$422,058	(13%)	30%
Interest expense	(15,953)	(18,746)	(20,155)

Net revenue	533,400	612,690	401,903	(13%)	33%
Operating expenses:
Compensation and benefits	321,565	367,855	277,739	(13%)	16%

Occupancy and equipment	28,312	26,491	29,304
Marketing and business development	19,233	23,568	18,192
Technology and information services	23,487	23,958	22,980
Professional services	7,591	10,440	8,613
Fund administration and outsourced services	15,454	15,970	13,465
Amortization of intangible assets related to acquisitions	1,220	7,356	877
Other	9,358	63,898	9,136

Subtotal	104,655	171,681	102,567	(39%)	2%

Operating expenses	426,220	539,536	380,306	(21%)	12%

Operating income	107,180	73,154	21,597	47%	NM

Provision (benefit) for income taxes	21,751	20,358	3,948	7%	NM

Net income	85,429	52,796	17,649	62%	NM
Net income attributable to noncontrolling interests	4,587	(421)	2,289

Net income attributable to Lazard Ltd	$80,842	$53,217	$15,360	52%	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	121,776,207	121,748,927	117,708,204	0%	3%
Diluted	134,025,991	135,426,314	132,815,560	(1%)	1%

Net income per share:
Basic	$0.66	$0.44	$0.13	50%	NM
Diluted	$0.61	$0.40	$0.12	53%	NM

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

	March 31,	December 31,
($ in thousands)	2014	2013
ASSETS
Cash and cash equivalents	$666,589	$841,482
Deposits with banks	274,391	244,879
Cash deposited with clearing organizations and other segregated cash	64,460	62,046
Receivables	523,082	512,675
Investments	417,295	478,105
Goodwill and other intangible assets	366,921	363,877
Other assets	585,465	508,073

Total Assets	$2,898,203	$3,011,137

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$350,114	$275,434
Accrued compensation and benefits	339,162	523,063
Senior debt	1,048,350	1,048,350
Other liabilities	604,936	534,292

Total liabilities	2,342,562	2,381,139

Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,291	1,291
Additional paid-in capital	556,711	737,899
Retained earnings	242,818	203,236
Accumulated other comprehensive loss, net of tax	(126,383)	(133,004)

Subtotal	674,437	809,422
Class A common stock held by subsidiaries, at cost	(188,593)	(249,213)

Total Lazard Ltd stockholders’ equity	485,844	560,209
Noncontrolling interests	69,797	69,789

Total stockholders’ equity	555,641	629,998

Total liabilities and stockholders’ equity	$2,898,203	$3,011,137

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	March 31,	December 31,	March 31,		1Q 2014 vs.
	2014	2013	2013	Qtr to Qtr	1Q 2013
Equity:
Emerging Markets	$47,679	$47,450	$46,134	0.5%	3.3%
Global	35,359	35,521	35,947	(0.5%)	(1.6%)
Local	30,467	31,232	31,447	(2.4%)	(3.1%)
Multi-Regional	41,754	39,859	29,274	4.8%	42.6%

Total Equity	155,259	154,062	142,802	0.8%	8.7%
Fixed Income:
Emerging Markets	10,230	9,048	10,671	13.1%	(4.1%)
Global	3,437	3,164	2,938	8.6%	17.0%
Local	3,638	3,507	3,605	3.7%	0.9%
Multi-Regional	11,073	11,155	5,916	(0.7%)	87.2%

Total Fixed Income	28,378	26,874	23,130	5.6%	22.7%
Alternative Investments	4,494	4,690	4,591	(4.2%)	(2.1%)
Private Equity	1,156	1,151	1,301	0.4%	(11.1%)
Cash Management	166	147	141	12.9%	17.7%

Total AUM	$189,453	$186,924	$171,965	1.4%	10.2%

			Year Ended
	Three Months Ended March 31,		December 31,
	2014	2013	2013
AUM - Beginning of Period	$186,924	$167,060	$167,060

Net Flows	848	(995)	(1,934)
Market and foreign exchange appreciation (depreciation)	1,681	5,900	21,798

AUM - End of Period	$189,453	$171,965	$186,924

Average AUM	$185,602	$170,665	$173,702

% Change in average AUM	8.8%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
($ in thousands, except per share data)	2014	2013	2013
Operating Revenue
Net revenue - U.S. GAAP Basis	$533,400	$612,690	$401,903

Adjustments:
Revenue related to noncontrolling interests (i)	(6,266)	(4,341)	(4,322)
Gain related to Lazard Fund Interests (“LFI”) and other similar arrangements	(2,626)	(6,332)	(3,725)
Interest expense	15,716	18,468	19,848

Operating revenue, as adjusted	$540,224	$620,485	$413,704

Compensation & Benefits Expense
Compensation & benefits expense - U.S. GAAP Basis	$321,565	$367,855	$277,739

Adjustments:
Charges pertaining to cost saving initiatives	—	—	(24,671)
Charges pertaining to LFI and other similar arrangements	(2,626)	(6,332)	(3,725)
Private Equity incentive compensation (j)	—	(12,203)	—
Compensation related to noncontrolling interests (i)	(1,148)	(936)	(1,121)

Compensation & benefits expense, as adjusted	$317,791	$348,384	$248,222

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$104,655	$171,681	$102,567

Adjustments:
Charges pertaining to Senior Debt refinancing (k)	—	(54,087)	—
Charges pertaining to cost saving initiatives	—	—	(1,651)
Amortization of intangible assets related to acquisitions	(1,220)	(7,356)	(877)
Non-compensation expense related to noncontrolling interests (i)	(434)	(367)	(458)
Adjustment related to the provision pursuant to the tax receivable agreement (“TRA”)	—	(1,249)	—

Non-compensation expense, as adjusted	$103,001	$108,622	$99,581

Earnings From Operations
Operating Income - U.S. GAAP Basis	$107,180	$73,154	$21,597

Other adjustments:
Charges pertaining to cost saving initiatives	—	—	26,322
Charges pertaining to Senior Debt refinancing (k)	—	54,087	—
Private Equity incentive compensation (j)	—	12,203	—
Revenue related to noncontrolling interests (i)	(6,266)	(4,341)	(4,322)
Interest expense	15,716	18,468	19,848
Expenses related to noncontrolling interests (i)	1,582	1,303	1,579
Amortization of intangible assets related to acquisitions	1,220	7,356	877
Adjustment related to the provision pursuant to the tax receivable agreement (“TRA”)	—	1,249	—

Earnings from operations, as adjusted	$119,432	$163,479	$65,901

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$80,842	$53,217	$15,360
Adjustments:
Charges pertaining to cost saving initiatives	—	—	26,322
Charges pertaining to Senior Debt refinancing (k)	—	54,087	—
Private Equity incentive compensation (j)	—	12,203	—
Tax (benefits) allocated to adjustments (h)	—	(9,899)	(4,687)
Amount attributable to LAZ-MD Holdings	—	(339)	(272)

Adjustment for full exchange of exchangeable interests (l)
Tax adjustment for full exchange	(34)	(107)	(24)
Amount attributable to LAZ-MD Holdings	467	676	464

Net income, as adjusted	$81,275	$109,838	$37,163

Diluted net income per share:
U.S. GAAP Basis	$0.61	$0.40	$0.12

Non-GAAP Basis, as adjusted	$0.61	$0.81	$0.28

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

LAZARD LTD

Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-U.S. GAAP (“non-GAAP”) measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(b)	A non-GAAP measure which excludes (i) gains/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (ii) revenue related to non-controlling interests (see (i) below), and (iii) interest expense primarily related to corporate financing activities. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(c)	A non-GAAP measure which excludes (i) charges/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) compensation and benefits related to noncontrolling interests (see (i) below), (iii) for the three month period ended March 31, 2013, charges pertaining to the implementation of cost saving initiatives (see (g) below), and (iv) for the three month period ended December 31, 2013, charges pertaining to Private Equity incentive compensation (see (j) below). (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(d)	A non-GAAP measure which excludes (i) amortization of intangible assets related to acquisitions, (ii) expenses related to noncontrolling interests (see (i) below), (iii) for the three month period ended March 31, 2013, charges pertaining to the implementation of cost saving initiatives (see (g) below), (iv) for the three month period ended December 31, 2013, charges pertaining to Senior Debt refinancing (see (k) below), and (v) for the three month period ended December 31, 2013, a provision pursuant to the tax receivable agreement. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(e)	A non-GAAP measure which excludes (i) amortization of intangible assets related to acquisitions, (ii) interest expense primarily related to corporate financing activities, (iii) revenue and expenses related to noncontrolling interests (see (i) below), (iv) for the three month period ended March 31, 2013, charges pertaining to the implementation of cost saving initiatives (see (g) below), (v) for the three month period ended December 31, 2013, charges pertaining to Senior Debt refinancing (see (k) below), (vi) for the three month period ended December 31, 2013, charges pertaining to Private Equity incentive compensation (see (j) below), and (vii) for the three month period ended December 31, 2013, a provision pursuant to the tax receivable agreement. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(g)	A non-GAAP measure which is adjusted to reflect the full conversion of outstanding exchangeable interests held by members of LAZ-MD Holdings and excludes (i) for the three and month period ended March 31, 2013, charges pertaining to cost saving initiatives including severance and benefit payments, acceleration of unrecognized amortization of deferred incentive compensation previously granted to individuals terminated, settlement of certain contractual obligations, occupancy cost reduction and other non-compensation related costs, net of applicable tax benefits (see (h) below), (ii) for the three month period ended December 31, 2013, charges pertaining to Senior Debt refinancing (see (k) below), and (iii) for the three month period ended December 31, 2013, charges pertaining to Private Equity incentive compensation (see (j) below). (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(h)	Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $21,785, $31,612 and $8,661 for the three month periods ended March 31, 2014, December 31, 2013 and March 31, 2013, respectively, and the denominator of which is pre-tax income of $107,180, $140,692 and $47,920 for the three month periods ended March 31, 2014, December 31, 2013, and March 31, 2013, respectively, exclusive of net income (loss) attributable to noncontrolling interests of $4,120, ($758) and $2,097 for the three month periods ended March 31, 2014, December 31, 2013 and March 31, 2013, respectively.
(i)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure. (See Reconciliation of U.S. GAAP to Selected Summary Financial Information)
(j)	Represents an adjustment to match the timing of the recognition of carried interest revenue subject to clawback to the recognition of the related incentive compensation expense, which is not aligned under GAAP. Such adjustment will reduce compensation expense prior to the recording of revenue and increase compensation expense in periods when revenue is recognized, generally at the end of the life of a fund.
(k)	Represents charges related to the refinancing of the 7.125% Senior Notes maturing on May 15, 2015 and the issuance of $500 million of 4.25% notes maturing on November 14, 2020.
(l)	Represents a reversal of noncontrolling interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests and an adjustment for Lazard Ltd entity-level taxes to affect a full exchange of interests and excluding the adjustments noted in (g) above.

NM Not meaningful